CUSTODIAN CONTRACT

                                     Between

                             U.S. MID-CAP PORTFOLIO

                                       and

                       STATE STREET BANK AND TRUST COMPANY










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                                                 TABLE OF CONTENTS

                                                                          PAGE

1.    Employment of Custodian and Property to be
      Held By It...............................................          1

2.    Duties of the Custodian with Respect to Property of
      the Portfolio Held by the Custodian in the
      United States............................................          1

      2.1  Holding Investments.................................          1
      2.2  Delivery of Investments.............................          2
      2.3  Registration of Investments.........................          4
      2.4  Bank Accounts.......................................          4
      2.5  Availability of Federal Funds.......................          4
      2.6  Collection of Income .... :...........................        5
      2.7  Payment of Portfolio Monies.........................          5
      2.8  Appointment of Agents...............................          6
      2.9  Deposit of Investments in Securities System.........          7
      2.10 Portfolio Assets Held in the Custodian's Direct
           Paper System........................................          7
      2.11 Segregated Account.................................           8
      2.12 Ownership Certificates for Tax Purposes............           9
      2.13 Proxies............................................           9
      2.14 Communications Relating to Portfolio Investments...           9
      2.15 Reports to Portfolio by Independent Public
           Accountants.........................................          9

3.   Payments for Repurchases and Sales of Interests of
     the Portfolio...................................                   10

4.   Proper Instructions.............................                   10

5.   Actions Permitted Without Express Authority.....                   10

6.   Evidence of Authority...........................                   11

7.   Duties of Custodian with Respect to the Books of
     Account and Calculations of Net Asset Value and
     Net Income......................................                   11

8.   Records.........................................                   11

9.   Opinion of Portfolio's Independent Accountant...                   12

10.  Compensation of Custodian.......................                   12



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                                TABLE OF CONTENTS

11.  Responsibility of Custodian.....................                   12

12.  Tax Law......................................                      13

     12.1 Tax Law of Cayman Islands...............                      13
     12.2 Tax Law of Other Jurisdictions..........                      13

13.  Computerized Reporting Services..............                      14

     13.1 Protection of Equipment, Confidential or
          Proprietary Programs and Information...............           14
     13.2 Portfolio Acknowledgment................                      15

14.  Effective Period, Termination and Amendment..                      15

15.  Successor Custodian..........................                      16

16.  Interpretive and Additional Provisions.......                      16

17.  Massachusetts Law to Apply...................                      17

18.  Prior Contracts..............................                      17

19.  Assignment...................................                      17

20.  Confidentiality..............................                      17

21.  Notices......................................                      17

22.  Effective Date...............................                      18

23.  Shareholder Communications...................                      18

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                               CUSTODIAN CONTRACT


         This Contract between U.S. MID-CAP PORTFOLIO, a trust organized and existing under the laws of New York, having its principal place of business at Butterfield House, P.O. Box 2330, Grand Cayman, Cayman Islands, British West Indies, hereinafter called the "Portfolio", and State Street Bank and Trust Company, a Massachusetts trust company, having its principal place of business at 225 Franklin Street, Boston, Massachusetts, 02110, hereinafter called the "Custodian".

                                   WITNESSETH:


         WHEREAS, the Portfolio is a diversified open-end investment company which has been organized as a trust under the laws of New York; and



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WHEREAS, the Portfolio desires to appoint the Custodian to act as custodian of the assets of the Portfolio, and the Custodian desires to accept such appointment;

WHEREAS, the Portfolio's assets are composed of money and property contributed thereto by the holders of interests in the Portfolio ("Interests") entitled to ownership rights in the Portfolio;

NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:


EMPLOYMENT OF CUSTODIAN AND PROPERTY TO BE HELD BY IT

Pursuant to the authority contained in the Declaration of Trust the Portfolio hereby employs the Custodian as the custodian of the assets of the Portfolio. The Portfolio agrees to deliver to the Custodian or a sub-custodian all investments and cash, all payments of interest, and payments of principal or capital distributions received by it with respect to all investments from time to time, and the cash consideration received by it for Interests as may be issued or sold from time to time. The Custodian shall not be responsible for any property of the Portfolio not received by it.

2. DUTIES OF THE CUSTODIAN WITH RESPECT TO PORTFOLIO PROPERTY HELD BY THE CUSTODIAN IN THE UNITED STATES

2.1 HOLDING INVESTMENTS. The Custodian shall hold and segregate for the account of the Portfolio all non-cash property, to be held by it in the United States, including all domestic investments owned by the Portfolio, other than (a) investments which are maintained pursuant to Section 2.9 in a clearing agency which acts as a securities depository or in the book-entry system authorized by the U.S. Department of the Treasury and certain federal agencies (each, a "Securities System") and (b) commercial paper of an issuer for which the Custodian acts as issuing and paying agent ("Direct Paper") which is deposited and/or maintained in the Direct Paper System of the Custodian (the "Direct Paper System") pursuant to Section 2.10.

2.2 DELIVERY OF INVESTMENTS.
-----------------------

         The Custodian shall release and deliver domestic investments owned by the Portfolio held by the Custodian or in a Securities System account of the Custodian or in the Custodian's Direct Paper book entry system account ("Direct Paper System Account") only upon receipt of Proper Instructions (as defined below), which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

         1) Upon sale of such investments for the account of the Portfolio and receipt of payment therefor;

         2) Upon the receipt of payment in connection with any repurchase agreement related to such investments entered into on behalf of the Portfolio;

         3) In the case of a sale effected through a Securities System, in accordance with the provisions of Section 2.9 hereof;

         4) To the depository agent, against a receipt, in connection with tender or other similar offers for portfolio investments of the Portfolio;

         5) To the issuer thereof or its agent, against a receipt, when such investments are called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian;



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         6) To the issuer thereof, or its agent, against a receipt, for transfer into the name of the Portfolio or into the name of any nominee or nominees of the Custodian or into the name or nominee name of any agent appointed pursuant to Section 2.8; or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of interests; PROVIDED that, in any such case, the new investments are to be delivered to the Custodian;

         7) Upon the sale of such investments for the account of the Portfolio, to the broker or its clearing agent, against a receipt, for examination in accordance with "street delivery" custom; provided that in any such case, the Custodian shall have no responsibility or liability for any loss arising from the delivery of such investments prior to receiving payment for such investments except as may arise from the Custodian's own negligence or willful misconduct;

8) For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the investments of the issuer of such investments, or pursuant to provisions for conversion contained in such investments, or pursuant to any deposit agreement, against a receipt; provided that, in any such case, the new investments and cash, if any, are to be delivered to the Custodian;

9) In the case of warrants, rights or similar investments, the surrender thereof in the exercise of such warrants, rights or similar investments or the surrender of interim receipts or temporary investments for definitive investments; provided that, in any such case, the new investments and cash, if any, are concurrently delivered to the Custodian or against a receipt;

10) For delivery in connection with any loans of investments made on behalf of the Portfolio, but ONLY against receipt of adequate forms of collateral as agreed upon from time to time by the Portfolio or its delegate, which may be in the form of cash or obligations issued by the United States government, its agencies or instrumentalities, except that in connection with any loans for which collateral is to be credited to the Custodian's account in the book-entry system, the Custodian will not be held liable or responsible for the delivery of investments owned by the Portfolio prior to the receipt of such collateral;




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         11) For delivery as security in connection with any borrowings by the
Portfolio requiring a pledge of assets of the Portfolio, BUT ONLY against receipt of amounts borrowed;

         12) For delivery in accordance with the provisions of any agreement among the Portfolio, the Custodian and a broker-dealer which is a member of The National Association of Securities Dealers, Inc. ("NASD"), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Portfolio;

         13) For delivery in accordance with the provisions of any agreement among the Portfolio, the Custodian, and a Futures Commission Merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any Contract Market, or any similar organization or organizations, regarding account deposits in connection with


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         transactions by the Portfolio; and

         14) For any other proper corporate purpose, BUT ONLY upon receipt of Proper Instructions from the Portfolio, specifying the investments to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom delivery of such investments shall be made.

         2.3 REGISTRATION OF INVESTMENTS. Domestic investments held by the Custodian (other than bearer investments) shall be registered in the name of the Portfolio or in the name of any nominee of the Portfolio or of any nominee of the Custodian which nominee shall be assigned exclusively to the Portfolio, or in the name or nominee name of any agent appointed pursuant to Section 2.8. All investments accepted by the Custodian on behalf of the Portfolio under the terms of this Contract shall be in "street name" or other good delivery form. If, however, the Portfolio directs the Custodian to maintain investments in "street name", the Custodian shall utilize its best efforts only to timely collect income due to the Portfolio on such investments and to notify the Portfolio on a best efforts basis only of relevant corporate actions including, without limitation, pendency of calls, maturities, tender or exchange offers.




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2.4      BANK ACCOUNTS. The Custodian shall open and maintain a separate bank account or accounts in the United States in the name of the Portfolio, subject only to draft or order by the Custodian acting pursuant to the terms of this Contract, and shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the Portfolio. Funds held by the Custodian for the Portfolio may be deposited by it to its credit as Custodian in the Banking Department of the Custodian or in such other banks or trust companies as it may in its discretion deem necessary or desirable; indeed, however, that each such bank or trust company and the funds to be deposited with each such bank or trust company shall be approved by the Portfolio. Such funds shall be deposited by the Custodian in its capacity as Custodian and shall be withdrawable by the Custodian only in that capacity.

2.5 AVAILABILITY OF FEDERAL FUNDS. Upon mutual agreement between the Portfolio and the Custodian, the Custodian shall, upon the receipt of Proper Instructions from the Portfolio, make federal funds available to the Portfolio as of specified times agreed upon from time to time by the Portfolio and the Custodian in the amount of checks received in payment for Interests which are deposited into the Portfolio's account.

         2 . 6 COLLECTION OF INCOME. Subject to the provisions of Section @3, the Custodian shall collect on a timely basis all income and other payments with respect to United States investments held hereunder to which the Portfolio shall be entitled either by law or pursuant to custom in the investments business, and shall collect on a timely basis all income and other payments with respect to United States bearer investments if, on the date of payment by the issuer,, such investments are held by the Custodian or its agent thereof and shall credit such income, as collected, to the Portfolio's custodian account. Without limiting the generality of the foregoing, the Custodian shall detach and present for payment all coupons and other income items requiring presentation as and when they become due and shall collect interest when due on investments held hereunder. Income due the Portfolio on United States investments loaned pursuant to the provisions of Section 2.2 (10) shall be the responsibility of the Portfolio. The Custodian will have no duty or responsibility in connection therewith, other than to provide the Portfolio with such information or data as may be


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         necessary to assist the Portfolio in arranging for the timely delivery to the Custodian of the income to which the Portfolio is properly entitled.

2.7 PAYMENT OF PORTFOLIO MONIES. Upon receipt of Proper Instructions from the Portfolio, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out monies of the Portfolio in the following cases only:

         1) Upon the purchase of domestic investments, including options, futures contracts or options on futures contracts, for the account of the Portfolio but only (a) against the delivery of such investments, including evidence of title to such options, futures contracts or options on futures contracts, to the Custodian (or any bank, banking firm or trust company doing business in the United States or abroad as a custodian and has been designated by the Custodian as its agent for this purpose) registered in the name of the Portfolio or in the name of a nominee of the Custodian referred to in Section 2.3 hereof or in proper form for transfer; (b) in the case of a purchase effected through a Securities System, in accordance with the conditions set forth in Section 2.9 hereof or (c) in the case of a purchase involving the Direct Paper System, in accordance with the conditions set forth in
         Section 2.10; or (d) in the case of repurchase agreements entered into between the Portfolio and the Custodian, or another bank, or a broker-dealer which is a member of NASD, (i) against delivery of the investments either in certificate form or through an entry crediting the Custodian's account at the Federal Reserve Bank with such investments or (ii) against delivery of the receipt evidencing purchase on behalf of the Portfolio of investments owned by the Custodian along with written evidence of the agreement by the Custodian to repurchase such investments from the Portfolio; or (e) for transfer to a time deposit account of the Portfolio in any bank, whether domestic or foreign or any savings and loan; such transfer may be effected prior to receipt of a confirmation from a broker and/or the applicable bank or savings and loan pursuant to Proper Instructions from the Portfolio as defined in Article 4;

         2) In connection with conversion, exchange or surrender of investments owned by the Portfolio as set forth in Section 2.2 hereof;





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         3) For payment of the amount of dividends received in respect of investments sold short;

         4 ) For any other proper purpose, BUT ONLY upon receipt of Proper Instructions from the Portfolio, specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper purpose, and naming the person or persons to whom such payment is to be made.

         In connection with the following type of expenses, the Custodian shall make payments upon instructions from the Portfolio from an account of the Portfolio controlled from outside of the United States:

         5) For the payment of any expense or liability incurred by the Portfolio, including but not limited to the following payments for the account of the Portfolio: interest, taxes, management, accounting, transfer agent and legal fees, and operating expenses thereof whether or not such expenses are to be in


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         whole or part capitalized or treated as deferred expenses;

         6) For the payment of any distributions by the Portfolio declared in accordance with the Declaration of Trust.

2.8 APPOINTMENT OF AGENTS. Upon prior written notice to the Portfolio, the Custodian may at any time or times in its discretion appoint (and may at any time remove) any other bank or trust company to act as a custodian, as its agent to carry out such of the provisions of this
         Article 2 as the Custodian may from time to time direct.

2.9 DEPOSIT OF INVESTMENTS IN SECURITIES SYSTEMS. The Custodian may deposit and/or maintain domestic investments owned by the Portfolio in a Securities System in accordance with applicable Federal Reserve Board and Securities and Exchange Commission rules and regulations, if any, and only to the extent applicable and subject to the following provisions:

         1) The Custodian may keep domestic investments of the Portfolio in a Securities System provided that such investments are represented in an account ("Account") of the Custodian in the Securities System which shall not include any assets of the Custodian other than assets held as a fiduciary, custodian or otherwise for customers;





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         2 ) The records of the Custodian with respect to domestic investments of the Portfolio which are maintained in a Securities System shall identify by book-entry those investments belonging to the Portfolio;

         3) The Custodian shall pay for domestic investments purchased for the account of the Portfolio upon (i) receipt of advice from the Securities System that such investments have been transferred to the Account, and
         (ii) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of the Portfolio. The Custodian shall transfer domestic investments sold for the account of the Portfolio upon (i) receipt of advice from the Securities System that payment for such investments has been transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of the Portfolio. Copies of all advices from the Securities System of transfers of domestic investments for the account of the Portfolio shall identify the Portfolio, be maintained for the Portfolio by the Custodian and be provided to the Portfolio at its request. The Custodian shall furnish the Portfolio confirmation of each transfer to or from the account of the Portfolio in the form of a written advice or notice and shall furnish to the Portfolio copies of daily transaction sheets reflecting each day's transactions in the Securities System for the account of the Portfolio;

         4) The Custodian shall provide the Portfolio with any report obtained BY the Custodian on the Securities System's accounting system, internal accounting control and procedures for safeguarding domestic investments deposited in the Securities System.

2.10              PORTFOLIO ASSETS HELD IN THE CUSTODIAN'S DIRECT PAPER SYSTEM.
                  ------------------------------------------------------------
                       The Custodian may deposit and/or maintain investments
                  owned by the Portfolio in the Direct Paper System of the Custodian subject to the following provisions:

                  1) No transaction relating to investments in the Direct Paper System will be effected in the absence of Proper


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                  Instructions from the Portfolio;

         2) The Custodian may keep investments of the Portfolio in the Direct Paper System only if such investments are represented in an account of the Custodian in the Direct Paper System which shall not include any assets of the




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2.11 SEGREGATED  Account.

         Custodian other than assets held as a fiduciary, custodian or otherwise for customers;

         3)    The   records   of   the    Custodian with    respect    to
         investments  of  the  Portfolio  which  are   maintained   in   the
         Direct  Paper   System   shall   identify   by   book-entry   those
         investments belonging to the Portfolio;

         4) The Custodian shall pay for investments purchased for the account of the Portfolio upon the making of an entry on the records of the Custodian to reflect such payment and transfer of investments to the Account of the Portfolio. The Custodian shall transfer investments sold for the account of the Portfolio upon the making of an entry on the records of the Custodian to reflect such transfer and receipt of payment for the account of the Portfolio;

         5) The Custodian shall furnish the Portfolio confirmation of each transfer to or from the account of the Portfolio, in the form of a written advice or notice, of Direct Paper on the next business day following such transfer and shall furnish to the Portfolio copies of daily transaction sheets reflecting each day's transaction in the Securities System for the account of the Portfolio;

         6) The Custodian shall provide the Portfolio with any report on its system of internal accounting control as the Portfolio may reasonably request from time to time.

         The Custodian shall establish and maintain a segregated account or accounts for and on behalf of the Portfolio, into which account or accounts shall be transferred cash and/or investments, including investments maintained in an account by the Custodian pursuant to Section 2.10 hereof, (i) in accordance with the provisions of any agreement among the Portfolio, the Custodian and a broker-dealer which is a member of the NASD (or any Futures Commission Merchant registered under the Commodity Exchange Act), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange (or the Commodity Futures Commission or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Portfolio, (ii) for purposes of segregating cash or government investments in connection with options purchased, sold or written by the Portfolio or commodity futures




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         contracts or options thereon purchased or sold by the Portfolio or short-sales, (iii) for other proper corporate purposes.

         2.12 OWNERSHIP CERTIFICATES FOR TAX PURPOSES. The Custodian shall execute ownership and other certificates and affidavits for ail federal and state tax purposes in connection with receipt of income or other payments with respect to domestic investments of the Portfolio held by it and in connection with transfers of such investments.

2.13 Proxies. The Custodian shall, with respect to the domestic investments held hereunder, cause to be promptly executed by the registered holder of such investments, if the investments are registered otherwise than in the name of the Portfolio or a nominee of the Portfolio, all proxies, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to the Portfolio such proxies, all proxy soliciting materials and all notices relating to such investments.

2.14 COMMUNICATIONS RELATING TO PORTFOLIO Investments. Subject to the provisions of Section 2.3, the Custodian shall transmit promptly to the Portfolio all written information (including, without limitation, pendency of calls and maturities of domestic investments and expirations of rights in connection therewith and notices of exercise of call and put options written by the Portfolio and the maturity of futures contracts purchased or sold by the Portfolio) received by the Custodian from issuers of the domestic investments being held for the Portfolio. With respect to tender or exchange offers, the Custodian shall transmit promptly to the Portfolio all written information received by the Custodian from issuers of the domestic investments whose tender or exchange is sought and from the party (or his agents) making the tender or exchange offer. If the Portfolio desires to take action on behalf of the Portfolio with respect to any tender offer, exchange offer or any other similar transaction, the Portfolio shall notify the Custodian at least three business days prior to the date on which the Custodian is required to take such action; however, the Custodian will use its best efforts to take such action as promptly as the Portfolio may request.

         2.15 REPORTS TO PORTFOLIO BY INDEPENDENT PUBLIC ACCOUNTANTS. The Custodian shall provide the Portfolio, at such times as the Portfolio may reasonably require, with reports by independent



                                                         10

public accountants on the accounting system, internal accounting control and procedures for safeguarding investments, including futures contracts and options on futures contracts, including domestic investments deposited and/or maintained in a Securities System, relating to the services provided by the Custodian under this Contract; such reports shall be of sufficient scope and in sufficient detail, as may reasonably be required by the Portfolio to provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are no such inadequacies, the reports shall so state.


3.       PAYMENTS FOR REPURCHASES AND SALES OF INTERESTS

         From such funds as may be available for the purpose but subject to the limitations of the Declaration of Trust the Custodian shall, upon receipt of instructions from the


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         Portfolio, make funds available to the Portfolio at an account of the
         Portfolio controlled from outside of the United States for payment to holders of Interests who have delivered to the Portfolio a request for repurchase of their Interests.

4.       PROPER INSTRUCTIONS

         Proper Instructions as used herein means a writing signed or initialled on behalf of the Portfolio by one or more person or persons as the Portfolio shall have from time to time authorized. Each such writing shall set forth the specific transaction or type of transaction involved. Oral instructions will be considered Proper Instructions if the Custodian reasonably believes them to have been given by a person authorized to give such instructions with respect to the transaction involved. The Portfolio shall cause all oral instructions to be confirmed in writing. Upon receipt of a certificate of the Portfolio accompanied by a detailed description of procedures approved by the Portfolio, Proper Instructions may include communications effected directly between electro-mechanical or electronic devices provided that the Portfolio and the Custodian are satisfied that such procedures afford adequate safeguards for the Portfolio's assets. For purposes of this Section, Proper Instructions shall include instructions received by the Custodian pursuant to any three-party agreement which requires a segregated asset account in accordance with Section 2.11.



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         ACTIONS PERMITTED WITHOUT EXPRESS AUTHORITY

         The Custodian may in its discretion, without express authority from the
Portfolio:

         1) make payments to others for minor transactional expenses of handling investments or other similar items relating to its duties under this Contract, PROVIDED that all such payments shall be accounted for to the Portfolio;

         2 ) surrender investments in temporary form for investments in definitive form;

         3) endorse for collection, in the name of the Portfolio, checks, drafts and other negotiable instruments; and

         4) in general, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the investments and property of the Portfolio except as otherwise directed by the Portfolio.


6.       EVIDENCE OF AUTHORITY

         The Custodian shall be protected in acting upon any instructions, notice, request, consent, certificate


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         or other instrument or paper reasonably believed by it to be genuine and to have been properly executed by or on behalf of the Portfolio. The Custodian may receive and accept a certified copy of an instruction of the Portfolio as conclusive evidence (a) of the authority of any person to act in accordance with such instruction or (b) of any determination or of any action by the Portfolio pursuant to the Declaration of Trust as described in such instruction, and such instruction may be considered as in full force and effect until receipt by the Custodian of written notice to the contrary.

7.       DUTIES OF CUSTODIAN WITH RESPECT TO THE BOOKS OF ACCOUNT
         AND CALCULATION OF NET ASSET VALUE AND NET INCOME

         The Custodian shall cooperate with and supply necessary information to the entity or entities appointed by the



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         Portfolio to keep the books of account of the Portfolio and/or compute the net asset value per share of the outstanding Interests.


8.       RECORDS

         The Custodian shall create and maintain all records relating to its activities and obligations under this Contract in such manner as will meet the obligations of the Portfolio. All such records shall be the property of the Portfolio and shall at all times during the regular business hours of the Custodian be open for inspection by duly authorized officers, employees or agents of the Portfolio.

9.       OPINION OF PORTFOLIO'S INDEPENDENT ACCOUNTANT

         The Custodian shall take all reasonable action, as the Portfolio may from time to time request, to obtain from year to year favorable opinions from the Portfolio's independent accountants provided that the books and records of the Portfolio shall be audited outside of the United States.

10.      COMPENSATION OF CUSTODIAN

         The Custodian shall be entitled to reasonable compensation for its services and expenses as Custodian, as agreed upon from time to time between the Portfolio and the Custodian.

11.      RESPONSIBILITY OF CUSTODIAN

         The Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Contract and shall be held harmless in acting upon any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties, including any futures commission merchant acting pursuant to the terms of a three-party futures or options agreement. The Custodian shall be held to the exercise of reasonable care in carrying out the provisions of this Contract. It shall be kept indemnified by and shall be without liability to the Portfolio for any action taken or omitted by it in good faith without





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                                                         13



negligence. The Portfolio hereby agrees to indemnify and hold harmless the Custodian from and against any and all costs, expenses, losses, damages, charges, counsel fees, payments and liabilities which may be asserted against the Custodian arising out of any failure of the Portfolio to comply with the United States investments laws. It shall be entitled to rely on and may act upon advice of counsel (who may be counsel for the Portfolio) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice.

The Custodian shall be liable for the acts or omissions of a foreign banking institution to the same extent as set forth with respect to sub-custodians generally in this Contract and, regardless of whether assets are maintained in the custody OF a foreign banking institution, a foreign securities depository or a branch of a U.S. bank, the Custodian shall not be liable for any loss, damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism or any loss where the sub-custodian has otherwise exercised reasonable care.

If the Portfolio requires the Custodian to take any action with respect to investments, which action involves the payment of money or which action may, in the opinion of the Custodian, result in the Custodian or its nominee assigned to the Portfolio being liable for the payment of money or incurring liability of some other form, the Portfolio, as a prerequisite to requiring the Custodian to take such action, shall provide indemnity to the Custodian in an amount and form satisfactory to it.

If the Portfolio requires the Custodian, its affiliates, subsidiaries or agents, to advance cash or investments for any purpose (including but not limited to securities settlements, foreign exchange contracts and assumed settlement) for the benefit of the Portfolio or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Contract with respect to the Portfolio, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of the Portfolio shall be security therefor and should the Portfolio fail to repay the Custodian promptly, the Custodian shall be entitled to



                                                         14


utilize available cash and to dispose of the Portfolio's assets to the extent necessary to obtain reimbursement.

                  In no event shall the Custodian be liable for indirect, special or consequential damages.

         12. TAX LAW

         12.1 TAX LAW OF CAYMAN ISLANDS. The Custodian shall have no responsibility or liability for any obligations now or hereafter imposed on the Portfolio or the Custodian as custodian of the Portfolio's assets by the tax law of Cayman Islands or any state or political subdivision thereof.

         The Custodian shall be kept indemnified by and be without liability to the Portfolio to the extent of the assets of the Portfolio for any such obligations including taxes, withholding and reporting requirements, claims for exemption or refund, additions for late payment, interest, penalties and other expense (including legal expenses) that may be assessed against the Portfolio or the Custodian as custodian of the Portfolio.

         12.2 Tax Law OF OTHER JURISDICTIONS. It shall be the responsibility of the Portfolio (except taxes attributable to the domicile of the Custodian in Massachusetts and in such case the Custodian shall notify the Portfolio) to notify the Custodian of the obligations imposed on the Portfolio by the tax law of jurisdictions other than those mentioned in Section 13.1. The Custodian shall use its best efforts to assist the Portfolio with respect to any claim for exemption or refund under the tax law of jurisdictions for which the Portfolio has provided such information. Nevertheless, the Custodian shall be kept indemnified by and shall be without liability to the Portfolio for any such obligations of which it has not been notified in writing by the Portfolio, or for which it has received directions to not withhold U.S. taxes, including taxes, withholding and reporting requirements, claims for exemptions or refund, additions for late payment, interest, penalties and other expenses (including legal expenses) that may be assessed against the Portfolio or the Custodian as custodian of the Portfolio.








                                                         15


13.               COMPUTERIZED REPORTING SERVICES

13.1 PROTECTION OF EQUIPMENT, CONFIDENTIAL OR PROPRIETARY PROGRAMS AND INFORMATION. The Portfolio agrees to use the equipment, computer programs and other information supplied by the Custodian under this Contract solely for its own internal use and benefit and not for resale or other transfer or disposition to, or use by or for the benefit of, any other person or organization without the prior written approval of the Custodian.

                  The Portfolio acknowledges that the data bases, computer programs, screen formats, screen designs, report formats, interactive design techniques, and other information furnished to the Portfolio by the Custodian constitute copyrighted trade secrets or proprietary information of substantial value to the Custodian. Such data bases, programs and other information are collectively referred to below as "Proprietary Information". The Portfolio agrees that it shall treat all Proprietary Information as proprietary to the Custodian and that it shall not divulge any Proprietary Information to any person or organization except as expressly permitted hereunder.

                        Without limiting the foregoing, the Portfolio agrees for itself and its employees and agents:

         1) to use such programs and data bases (i) solely on the Custodian's computers, (ii) solely from equipment at Portfolio locations agreed to between the Portfolio and the Custodian and (iii) solely in accordance with the Custodian's applicable user documentation;

         2) to use equipment supplied by the Custodian solely with programs supplied by the Custodian and no other programs or software;

         3) to refrain from copying or duplicating in any way (other than in the normal course of performing processing on Custodian's computers) any part of any Proprietary Information;

         4) to refrain from obtaining unauthorized access to any programs, data or other information not owned by the Portfolio, and if such access is accidentally obtained, to respect and safeguard the same as Proprietary Information;






                                                         16


         5) to refrain from causing or allowing information transmitted from the Custodian's computer to the Portfolio's terminals to be retransmitted to another computer, terminal or other device;

         6) that the Portfolio shall have access to only those authorized transactions as agreed to between the Portfolio and the Custodian;

         7) to honor reasonable written requests made by the Custodian to protect at the Custodian's expense the rights of the Custodian in Proprietary Information at common law, under the Federal copyright statutes and under other Federal and state statutes.

         13.2 PORTFOLIO ACKNOWLEDGMENT. The Portfolio hereby acknowledges that the data and information it will be accessing from Custodian is unaudited and may not be accurate due to inaccurate pricing of securities, delays of a day or more in updating the Account and other causes for which Custodian will not be liable to the Portfolio.

14.               EFFECTIVE PERIOD, TERMINATION AND AMENDMENT

         This Contract shall become effective as of its execution, shall continue in full force and effect until terminated as hereinafter provided, may be amended at any time by mutual agreement of the parties hereto and may be terminated by either party by an instrument in writing delivered or mailed, postage prepaid to the other party such termination to take effect, in the case of a termination by the Portfolio, not sooner than thirty (30) days after the date of such delivery or mailing, and, in the case of a termination by the Custodian, not sooner than ninety (90) days after the date of such delivery or mailings.

         Upon termination of the Contract, the Portfolio shall pay to the Custodian such compensation as may be due as of the date of such termination and shall likewise reimburse the Custodian for its costs, expenses and disbursements. The parties agree that a notification of termination of the Portfolio shall serve as a notification of termination of the Custodian.






                                                         17


15.      SUCCESSOR CUSTODIAN

         If a successor custodian for the Portfolio shall be appointed by the Portfolio, the Custodian shall, upon termination, deliver to such successor custodian at the office of the Custodian, duly endorsed and in the form for transfer, all investments of the Portfolio then held by it hereunder and shall transfer to an account of the successor custodian all of the investments of the Portfolio held in a Securities System.

         If no such successor custodian shall be appointed, the Custodian shall, in like manner, upon receipt of a certified copy of a instruction of the Portfolio, deliver at the office of the Portfolio such investments, funds and other properties in accordance with such instruction.

         In the event that no written order designating a successor custodian or certified copy of an instruction of the Portfolio shall have been delivered to the Custodian on or before the date when such termination shall become effective, then the Custodian shall have the right to deliver to a bank or trust company, which is a bank doing business in Boston, Massachusetts, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $100,000,000, all investments, funds and other properties held by the Custodian on behalf of the Portfolio and all instruments held by the Custodian relative thereto and all other property held by it under this Contract on behalf of the Portfolio and to transfer to an account of such successor custodian all of the investments of the Portfolio held in any Securities System. Thereafter, such bank or trust company shall be the successor of the Custodian under this Contract.

         In the event that investments, funds and other properties remain in the possession of the Custodian after the date of termination hereof owing to failure of the Portfolio to procure the certified copy of the instruction referred to or of the Portfolio to appoint a successor custodian, the Custodian shall be entitled to fair compensation for its services during such period as the Custodian retains possession of such investments, funds and other properties and the provisions of this Contract relating to the duties and obligations of the Custodian shall remain in full force and effect.

16.      INTERPRETIVE AND ADDITIONAL PROVISIONS

         In connection with the operation of this Contract, the Custodian and the Portfolio, may from time to time agree on such provisions interpretive of or in addition to the provisions of this Contract as may in their joint opinion be consistent with the general tenor of this Contract. Any such interpretive or additional provisions shall be in a writing signed by both parties and shall be annexed hereto. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Contract.

17.      MASSACHUSETTS LAW TO APPLY

         This Contract shall be construed and the provisions thereof interpreted under and in accordance with laws of the Commonwealth of Massachusetts.

18.      PRIOR CONTRACTS

         This Contract supersedes and terminates, as of the date hereof, all prior contracts between the Portfolio and the Custodian relating to the custody of the Portfolio's assets.

19.      ASSIGNMENT

         This Contract may not be assigned BY the Custodian without the written consent of the Portfolio.

20.      CONFIDENTIALITY

         None of the parties hereto shall, unless compelled to do so by any court of competent jurisdiction either before or after the termination of this Contract, disclose to any person not authorized BY the relevant party to receive the same any information relating to such party and to the affairs of such party of which the party disclosing the same shall have become possessed during the period of this Contract and each party shall use its best endeavors to prevent any such disclosure as aforesaid.





                                                         19


21.      NOTICES

         Any notice, instruction or other instrument required to be given hereunder may be delivered in person to the offices of the parties as set forth herein during normal business hours or delivered prepaid registered mail or by telex, cable or telecopy to the parties at the following addresses or such other addresses as may be notified by any party from time to time.

         TO THE PORTFOLIO:

         U.S. MID-CAP PORTFOLIO
         Butterfield House
         P.O. Box 2330
         Grand Cayman, Cayman Islands British West Indies
         Attn: Managing Director

         TO THE CUSTODIAN:

         STATE STREET BANK AND TRUST COMPANY
         1776 Heritage Drive
         North Quincy, Massachusetts 02171
         Attention: Kevin F. Griffin

         TO THE ADVISOR:

         BROWN BROTHERS HARRIMAN & CO.
         59 Wall Street
         New York, New York 10005
         Attention: Treasurer


Such notice, instruction or other instrument shall be deemed to have been served in the case of a registered letter at the expiration of five business days after posting, in the case of cable twenty-four hours after dispatch and, in the case of telex, immediately on dispatch and if delivered outside normal business hours it shall be deemed to have been received at the next time after delivery when normal business hours commence and in the case of cable, telex or telecopy on the business day after the receipt thereof - Evidence that the notice was properly addressed, stamped and put into the post shall be conclusive evidence of posting.


22.       EFFECTIVE Date

         This Agreement shall be effective as of January 17, 1995.







                                                         20



23.      SHAREHOLDER COMMUNICATIONS

         Securities and Exchange Commission Rule 14b-2 requires banks which hold securities for the account of customers to respond to requests by issuers of securities for the names, addresses and holdings of beneficial owners of securities of that issuer held by the bank unless the beneficial owner has expressly objected to disclosure of this information. In order to comply with the rule, the Custodian needs the Portfolio to indicate whether it authorizes the Custodian to provide the Portfolio's name, address, and share position to requesting companies whose securities the Portfolio owns. if the Portfolio tells the Custodian "no", the Custodian will not provide this information to requesting companies. If the Portfolio tells the Custodian "yes" or does not check either "yes" or "no" below, the Custodian is required by the rule to treat the Portfolio as consenting to disclosure of this information for all securities owned by the Portfolio or any funds or accounts established by the Portfolio. For the Portfolio's protection, the Rule prohibits the requesting company from using the Portfolio's name and address for any purpose other than corporate communications. Please indicate below whether the Portfolio consents or objects by checking one of the alternatives below.

         YES The Custodian is authorized to release the Portfolio's name, address, and share positions.

         NO[X] The Custodian is not authorized to release the Portfolio's name, address, and share positions.



             THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK









                                                         21



     IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative as of November 3, 1997.


                           U.S. MID-CAP PORTFOLIO


                           By: /S/SUSAN JAKUBOSKI
                           Title: Assistant Treasurer




                           STATE STREET BANK AND TRUST COMPANY



                           By:  /S/RONALD E. LOGUE
                           Title:  EXECUTIVE VICE PRESIDENT







                                                         22